As filed with the Securities and Exchange Commission on January 25, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Solid Biosciences, LLC

[to be converted as described herein to a corporation named]

Solid Biosciences Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	90-0943402
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

161 First Street, Third Floor

Cambridge, MA 02142

(617) 337-4680

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ilan Ganot

Chief Executive Officer

Solid Biosciences Inc.

161 First Street, Third Floor

Cambridge, MA 02142

(617) 337-4680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julie M. Allen, Esq. Daniel L. Forman, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 Tel (212) 969-3000	Daniel Finkelman, Esq. General Counsel Solid Biosciences Inc. 161 First Street, Third Floor Cambridge, MA 02142 Tel (617) 337-4680	Deanna L. Kirkpatrick, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  File No. 333-222357

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share	934,375	$16.00	$14,950,000	$1,861.28

(1)	Represents only the additional number of shares being registered and includes shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-222357).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $152,950,000 on a Registration Statement on Form S-1 (File No. 333-222357), which was declared effective by the Securities and Exchange Commission on January 25, 2018. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $14,950,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Solid Biosciences Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-222357) which was declared effective by the Commission on January 25, 2018 are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and incorporated by reference or filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Proskauer Rose LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-222357), originally filed with the Securities and Exchange Commission on December 29, 2017 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, in the State of Massachusetts, on this 25th day of January, 2018.

SOLID BIOSCIENCES INC.

By:	/s/ Ilan Ganot
Ilan Ganot
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ilan Ganot	Chief Executive Officer and Director	January 25, 2018
Ilan Ganot	(Principal Executive Officer)

*	President and Director	January 25, 2018
Gilad Hayeem /s/ Jennifer Ziolkowski	Chief Financial Officer	January 25, 2018
Jennifer Ziolkowski	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	January 25, 2018
Andrey Zarur, Ph.D.

*	Director	January 25, 2018
Matthew Arnold

*	Director	January 25, 2018
Robert Huffines

*	Director	January 25, 2018
Adam Koppel, M.D., Ph.D.

*	Director	January 25, 2018
Rajeev Shah

*	Director	January 25, 2018
Adam Stone

*	Director	January 25, 2018
Lynne Sullivan

*By:	/s/ Ilan Ganot	January 25, 2018
Ilan Ganot
Attorney-In-Fact